Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders
GrowLife Inc.

We hereby consent to the use in this Registration Statement on Form S-8 of our report dated February 2, 2018, related to the consolidated financial statements of GrowLife, Inc. (the "Company") and its subsidiaries as of December 31, 2016 and 2015, which report appears in the Company’s 2016 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2017, incorporated herein by reference.

/s/ SD Mayer & Associates, LLP

Seattle, WA
March 31, 2017